ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of	Business Number E0623632010-4
[signature]	Filing Number 20100929644-97
Secretary of State	Filed On 12/13/2010
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Anvex International, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: InCorp Services, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 — Par value per share: $ $0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Anna Vechera
Name
2360 Corporate Circle · Suite 400 | Henderson | NV | 89074-7722
Street Address | City | State | Zip Code

2) ______
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
Any Legal Purpose

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Doug Ansell on behalf of InCorp Services, Inc X [signature]
Name | Incorporator Signature
2360 Corporate Circle · Suite 400 | Henderson | NV | 89074-7722
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — December 7, 2010
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0623632010-4
[signature]	Filing Number 20120259172-11
Secretary of State	Filed On 04/13/2012
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Anvex International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. The name of the corporation is: Health Revenue Assurance Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Filed in the Office of	Business Number E0623632010-4
Barbara K. Cegavske	Filing Number 20222170936
Secretary of State State Of Nevada	Filed On 3/11/2022 1:22:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Health Revenue Assurance Holdings, Inc.

Entity or Nevada Business Identification Number (NVID): NV20101899234

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 91%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The name of the corporation is Ameriguard Security Services, Inc. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — Title: Pres/CEO X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0623632010-4
Barbara K. Cegavske	Filing Number 20200965575
Secretary of State State Of Nevada	Filed On 10/6/2020 4:04:00 PM
	Number of Pages 9

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

Entity or Nevada Business Identification Number (NVID): E0623632010-4

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: per court order

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

(attach additional page(s) if necessary)

6. Signature: (Required)

X David Lazar
Signature of Officer or Authorized Signer

President
Title

X ______
Signature of Officer or Authorized Signer

______
Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

**ATTACHMENT TO
CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
AFTER ISSUANCE OF STOCK**

OF

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

1) Article 3 of the articles of incorporation of the Corporation is hereby deleted and amended and restated in its entirety, as follows:

**ARTICLE 3
CAPITAL STOCK**

Section 1. *Authorized Shares.* The aggregate number of shares which the Corporation shall have authority to issue is five hundred twenty-five million (525,000,000) shares, consisting of two (2) classes to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares with all such shares of Common Stock having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article 3.

Section 2. *Common Stock.*

(a) *Dividend Rate.* Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the "**Articles**") or the Nevada Revised Statues (hereinafter, the "**NRS**"), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b) *Voting Rights.* Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) *Liquidation Rights.* In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) *No Conversion, Redemption, or Preemptive Rights.* The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e) *Consideration for Shares.* The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. *Preferred Stock.*

(a) *Designation.* The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) *Certificate.* Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

(c) *Conversion of Preferred Stock.* Effective as of the filing of this amendment, all shares of preferred stock of the Corporation presently issued and outstanding are hereby converted into common stock of the Corporation and the ratio of one (1) share of common stock for each share of preferred stock converted.

(d) *Withdrawal of Certificates of Designation*. Effective as of the filing of this amendment and immediately subsequent to the conversion of preferred stock set forth in the preceding Section 3(c), at which time no shares of any class or series of preferred stock of the Corporation will be issued and outstanding, all certificates of designation of classes or series of preferred stock of the Corporation are hereby terminated and withdrawn, including, without limitation, the Certificate of Designation of Series A 8% Convertible Preferred Stock for the Corporation filed with the Nevada Secretary of State on November 12, 2013, as instrument number 20130739524-76.

2) The following provisions are added as Article 8 to the articles of incorporation of the Corporation:

ARTICLE 8
FORUM SELECTION FOR INTERNAL ACTIONS

Any internal action concerning or to which the Corporation is a party or stated beneficiary must be brought, heard and finally adjudicated in the state or federal courts sited in Clark County, Nevada, to the exclusion of all other jurisdictions or venues. An internal action for purposes of this Article 8 means any action, suit or proceeding which is (a) brought in the name or right of the Corporation or on its behalf, including, without limitation, any action subject to NRS 41.520; (b) for, or based upon, any breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation in such capacity; or (c) arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7, these articles, the bylaws of the Corporation, or any agreement entered into pursuant to NRS 78.365.

This Certificate of Amendment to Articles of Incorporation (After Issuance of Stock) is filed pursuant to the Order Appointing Custodian dated July 15, 2020, of the Eighth Judicial District Court of Nevada, in and for Clark County, case number A-20-816259-B, a copy of which is attached hereto as Exhibit A.

EXHIBIT A

Eighth Judicial District Court of Nevada, in and for Clark County, case number A-20-816259-B

Order Appointing Custodian, dated July 15, 2020

Electronically Filed
7/15/2020 11:24 AM
Steven D. Grierson
CLERK OF THE COURT

ORDR
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of HEALTH REVENUE ASSURANCE HOLDINGS, INC., a Nevada Corporation, [Nevada Entity No. E0623632010-4], (Petition of Custodian Ventures, LLC),	CASE NO.: A-20-816259-B DEPT NO.: XVI **ORDER APPOINTING CUSTODIAN [NRS 78.347(1)(B)]**

THE COURT, having considered Petitioner, CUSTODIAN VENTURES, LLC's Motion for Appointment of Custodian for HEALTH REVENUE ASSURANCE HOLDINGS, INC., a Nevada Corporation [Nevada Entity No. E0623632010-4], proper notice having been given to the officers and directors of HEALTH REVENUE ASSURANCE HOLDINGS, INC. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Petitioner CUSTODIAN VENTURES, LLC is appointed custodian of HEALTH REVENUE ASSURANCE HOLDINGS, INC.

2. CUSTODIAN VENTURES, LLC shall revive and/or reinstate HEALTH REVENUE ASSURANCE HOLDINGS, INC. with the Nevada Secretary of State.

3. CUSTODIAN VENTURES, LLC shall appoint officers and directors to serve during the Custodianship of HEALTH REVENUE ASSURANCE HOLDINGS, INC.

4. CUSTODIAN VENTURES, LLC is authorized to take reasonable and prudent action on behalf of HEALTH REVENUE ASSURANCE HOLDINGS, INC., including negotiating and compromising debt, executing contracts and other agreements, filing Amendments to the Articles of Incorporation to change the corporation's name, issue authorized common shares and preferred shares, authorize additional shares of common, authorize additional shares of preferred shares, designate and authorize additional classes of preferred shares, convert preferred shares to common shares, eliminate a class or classes of preferred shares, and amend the preferences on any class of preferred shares, and to initiate litigation in HEALTH REVENUE ASSURANCE HOLDINGS, INC.'s name as deemed reasonable and prudent in connection with or related to the performance of the Custodian's duties.

5. CUSTODIAN VENTURES, LLC shall provide reasonable notice to all shareholders of record of a shareholders meeting to be held after this Order is entered, and the shareholders who attend such meeting, whether in person or by proxy, shall constitute a quorum sufficient for all purposes of the meeting.

6. The record transfer agent for HEALTH REVENUE ASSURANCE HOLDINGS, INC. is hereby authorized and directed to cooperate with CUSTODIAN VENTURES, LLC concerning delivery of the shareholder list for HEALTH REVENUE ASSURANCE HOLDINGS, INC.

7. CUSTODIAN VENTURES, LLC shall file a Custodian Amendment to the Articles of Incorporation for HEALTH REVENUE ASSURANCE HOLDINGS, INC. with the Nevada Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission

investigations, violations, or convictions concerning CUSTODIAN VENTURES, LLC, or its affiliates or subsidiaries.

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that HEALTH REVENUE ASSURANCE HOLDINGS, INC. comply with Chapter 78 of the Nevada Revised Statutes.

(c) A statement that as Custodian, CUSTODIAN VENTURES, LLC, is authorized to continue the business of HEALTH REVENUE ASSURANCE HOLDINGS, INC. for the benefit of the corporation and its shareholders.

(d) A statement that CUSTODIAN VENTURES, LLC will reinstate HEALTH REVENUE ASSURANCE HOLDINGS, INC.'s charter to do business in the State of Nevada.

(e) Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

8. CUSTODIAN VENTURES, LLC, as custodian of HEALTH REVENUE ASSURANCE HOLDINGS, INC., shall submit a report to this Court of the actions taken by the Custodian every 3 months from the date of Notice of Entry of this Order while the custodianship remains active.

IT IS SO ORDERED.

Dated this 15th day of July, 2020.

[signature]
DISTRICT COURT JUDGE
CG

Respectfully Submitted by:
CHASEY LAW OFFICES

Peter Chasey
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Attorney for Petitioner

Filed in the Office of	Business Number E0623632010-4
Barbara K. Cegavske (signature)	Filing Number 20201047661
Secretary of State State Of Nevada	Filed On 11/17/2020 10:25:00 AM
	Number of Pages 10

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: HEALTH REVENUE ASSURANCE HOLDINGS, INC. Entity or Nevada Business Identification Number (NVID): E0623632010-4
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A-1 Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of (continued, see attached)
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X *David Lazar* Signature of Officer Date: 11/16/20

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION

OF

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

Pursuant to Section 78.1955 of the Nevada Revised Statutes

SERIES A-1 PREFERRED STOCK

On behalf of HEALTH REVENUE ASSURANCE HOLDINGS, INC., a Nevada corporation (the "Corporation"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"), there hereby is created, out of the Twenty-five Million (25,000,000) shares of preferred stock, par value $0.001 per share, of the Corporation authorized by the Corporation's Articles of Incorporation ("Preferred Stock"), Series A-1 Preferred Stock, consisting of Ten Million (10,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

The specific powers, preferences, rights and limitations of the Series A-1 Preferred Stock are as follows:

1. **Dividend Provisions.** Subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of shares of Series A-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, as and if declared by the Board of Directors, as if the Series A-1 Preferred Stock had been converted into Common Stock.

2. **Liquidation Preference.**

(a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, or any other series or class of common stock of the Corporation, whether now in existence or hereafter created by amendment to the articles of incorporation of the Corporation or by a certificate of designation, by reason of their ownership thereof, and senior, prior, and in preference to any other series or class of preferred stock of the Corporation, whether now in existence or hereafter created by amendment to the articles of incorporation of the Corporation or by a certificate of designation, an amount per share equal to

the price per share actually paid to the Corporation upon the initial issuance of the Series A-1 Preferred Stock (each, the "the Original Issue Price") for each share of Series A-1 Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series A-1 Preferred Stock, the Original issue price shall be $0.001 per share for the Series A-1 Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed first to the Series A-1 Preferred Stock, and then ratably among the holders of the each other series of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Upon the completion of the distribution required by Section 2(a) above and any other distribution that may be required with respect to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, if assets remain in the Corporation, the remaining assets shall be distributed to all holders of Common Stock and to each series of Preferred Stock, *pro rata* based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock).

(c) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation; unless under any of the foregoing circumstances the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

(d) In any of the events specified in (c) above, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A -1 Preferred Stock.

(iii) In the event the requirements of Section 2(c) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A-1 Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) hereof.

(iv) The Corporation shall give each holder of record of Series A-1 Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that time periods set forth in this paragraph may be shortened upon the written consent of the holders of Series A-1 Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A-1 Preferred Stock.

3. **Redemption**. The Series A-1 Preferred Stock shares are non-redeemable other than upon the mutual agreement of the Corporation and the holder of shares to be redeemed, and even in such case only to the extent permitted by this Certificate of Designation, the Corporation's Articles of Incorporation and applicable law.

4. **Conversion.** The holders of the Series A-1 Preferred Stock, shall have conversion rights as follows (the "Conversion Rights"):

(a) **Right to Convert.** Subject to Section 4(c), each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder(s) thereof only, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such

stock, into 72 fully paid and nonassessable shares of Common Stock (the "Series A-1 Conversion Ratio")

(b) **Automatic Conversion.** Each share of Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series A-1 Conversion Ratio in effect for such share immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock.

(c) **Mechanics of Conversion.** Before any holder of Series A-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, if such shares are physically certificated, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A-1 Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A-1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A-1 Preferred Stock shall not be deemed to have converted such Series A-1 Preferred Stock until immediately prior to the closing of such sale of securities.

(d) **Conversion Ratio Adjustments of Preferred Stock for Certain Splits.** The Series A-1 Conversion Ratio shall be subject to adjustment from time to time as follows:

(i) In the event the corporation should at any time or from time to time after the purchase date with respect to any share of Series A-1 Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A-1 Conversion Ratio, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A-1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock

Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(d)(iii) below.

(ii) If the number of shares of Common Stock outstanding at any time after the purchase date of any shares of Series A-1 Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, the Series A-1 Conversion Ratio shall not be decreased or adjusted and the number of shares of Common Stock issuable on conversion of each share of Series A-1 Preferred Stock shall not be decreased or adjusted.

(iii) The following provisions shall apply for purposes of this Section 4(d):

(A) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A-1 Conversion Ratio, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A-1 Conversion Ratio, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

(e) **Other Distributions.** In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of Series A-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(f) **Recapitalization.** If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made

so that the holders of the Series A-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A-1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series A-1 Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A-1 Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) **No Impairment.** The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred Stock against impairment. Any action of the Corporation in violation of this Section 4(f) shall be void *ab initio*.

(h) **No Fractional Shares and Certificate as to Adjustments.**

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Series A-1 Conversion Ratio pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A-1 Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A-1 Conversion Ratio for the Series A-1 Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A-1 Preferred Stock.

(i) **Notices of Record Date.** In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A-1 Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice

specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) **Reservation of Stock Issuable Upon Conversion.** The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel of a majority of the holders of Series A-1 Preferred Stock, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(k) **Notices.** Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A-1 Preferred Stock shall be deemed given only upon written receipt of each holder of record of shares of Series A-1 Preferred Stock or deposited in the United States certified or registered mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation then upon receipt by each holder with proof of delivery signed for by only the holder of record of shares of Series A-1 Preferred Stock if.

5. **Voting Rights.** Except as otherwise required by law, the holder of each issued and outstanding share of Series A-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A-1 Preferred Stock could then be converted, on an as-converted basis (and without regard to whether the Corporation then has sufficient shares of common stock authorized to actually permit such conversion), in all votes of all classes or series of stock of the Corporation, common or preferred, whether such other class or series of stock is voting as a single class or the other classes of stock are voting together as a single group, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, or any other class or series of common stock or preferred stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock and any class or series of common stock or preferred stock entitled to vote, with respect to any question upon which holders of Common Stock or any class or series of common stock or preferred stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. **Protective Provisions.** So long any shares of Series A-1 Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A-1 Preferred Stock take any action or fail to take any action if such action or omission would materially and adversely change the rights, preferences or privileges of the Series A-1

Preferred Stock. Without limiting the generality of the foregoing requirement, the following acts or omission of the Corporation shall each be conclusively deemed to materially and adversely change the rights, preferences or privileges of the Series A-1 Preferred Stock, and the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A-1 Preferred Stock take any of the following actions:

(a) Add, remove, restate, amend, or repeal any provision of the Corporation's Articles of Incorporation or bylaws;

(b) An increase or decrease the total number of authorized shares of Series A-1 Preferred Stock;

(c) issue additional shares of Series A-1 Preferred Stock;

(d) increase or decrease the total number of authorized shares of the Corporation or of any class or series of common stock or preferred stock of the Corporation;

(e) issue additional shares of any class or series of common stock or preferred stock of the Corporation;

(f) Add, remove, restate, amend, or repeal any provision of this certificate of designation of the Series A-1 Preferred Stock;

(g) withdraw or terminate this certificate of designation of the Series A-1 Preferred Stock.

(h) Add, remove, restate, amend, or repeal any provision of this certificate of designation of the other class or series of common stock or preferred stock of the Corporation;

(i) withdraw or terminate a certificate of designation of class or series of common stock or preferred stock of the Corporation;

(j) Designate, authorize, or otherwise create any new class of or series of common stock or preferred stock of the Corporation;

(k) Incur or enter into any debt by the Corporation in excess of ten thousand dollars ($10,000);

(l) Issue or enter into any convertible note, warrants, option agreement, or other instrument convertible into or granting a right to shares of common or preferred stock of the Corporation; or

(m) redeem shares of Common Stock or any other class or series of common stock or preferred stock of the Corporation (other than shares repurchased upon termination of an officer, employee or director pursuant to a restricted stock purchase agreement).

Any action of the Corporation in violation of this Section 6 shall be void *ab initio*.

7. **Status of Converted Stock.** In the event any shares of Series A-1 Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be re-issuable by the corporation.

IN WITNESS WHEREOF, the undersigned has duly signed this Designation as of this 16 day of November, 2020.

HEALTH REVENUE ASSURANCE HOLDINGS, INC., a Nevada corporation

By: David Lazar

Name: David Lazar
Title: President

Filed in the Office of	Business Number E0623632010-4
Barbara K. Cegavske	Filing Number 20222170918
Secretary of State State Of Nevada	Filed On 3/11/2022 1:22:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Health Revenue Assurance Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20101899234
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 500,000,000 shares of common stock, $.001 par value
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 3,000,000,000 shares of common stock, $.001 par value
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each 20 shares of common stock shall automatically be converted into one share of fully paid and non-assessable common stock
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares shall be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — CEO Title — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.